SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 1, 2002

Commission File Number 0-25428

MEADOW VALLEY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0328443 (I.R.S. Employer Identification Number)

4411 South 40th Street, Suite D-11, Phoenix, AZ (Address of principal executive offices)	85040 (Zip Code)

(602) 437-5400
(Registrant’s telephone number, including area code)

ITEM 5.      OTHER EVENTS.

         The Company announced today that it had elected Clint Tryon to become its Secretary, Treasurer and Principal Accounting Officer. Mr. Tryon, who joined the Company in May 2002, has over eight years experience in construction financial reporting and management. Mr. Tryon replaces Nicole R. Smith who will remain with the Company as its Corporate Controller. The changes were made to better allocate financial reporting responsibilities between the two individuals. The realignment of duties will also allow Ms. Smith to spend additional time with her family. There were no disagreements between the Company and Ms. Smith on any matters including accounting practices and policies.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act as of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADOW VALLEY CORPORATION (Registrant)

/s/ Bradley E. Larson

Bradley E. Larson President and Chief Executive Officer

Dated: October 1, 2002